Subject to Completion and Modification

SLM FUNDING LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS SLM FUNDING LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT SLM FUNDING LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, SLM FUNDING LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING 1-800-321-7179.

Term Sheet

$1,557,459,000

SLM Student Loan Trust 2007-8

Issuing Entity

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

Student Loan-Backed Notes

On December 6, 2007, the trust will issue:

Class	Principal	Interest Rate	Maturity
Floating Rate Class A-1 Notes	$259,000,000	3-month LIBOR plus %	July 27, 2015
Floating Rate Class A-2 Notes	$234,000,000	3-month LIBOR plus %	April 25, 2019
Floating Rate Class A-3 Notes	$135,000,000	3-month LIBOR plus %	January 25, 2021
Floating Rate Class A-4 Notes	$430,000,000	3-month LIBOR plus %	January 26, 2026
Floating Rate Class A-5 Notes	$452,735,000	3-month LIBOR plus %	April 27, 2043
Floating Rate Class B Notes	$46,724,000	3-month LIBOR plus %	April 27, 2043

The trust will make payments primarily from collections on a pool of consolidation student loans. Interest and principal on the notes will be payable quarterly on the 25th day of each January, April, July and October, beginning in January 2008. In general, the trust will pay principal, sequentially, to the class A-1 through class A-5 notes, in that order, until each such class is paid in full. The class B notes will receive payments of principal beginning on the stepdown date, which is expected to be the January 2014 distribution date. Interest on the class B notes will be subordinate to interest on the class A notes and principal on the class B notes will be subordinate to both principal and interest on the class A notes. Credit enhancement for the notes consists of excess interest on the trust student loans, subordination of the class B notes to the class A notes, and the reserve account. On the closing date, the trust will make a deposit into the capitalized interest account, which will be available for a limited period of time. The interest rates on the notes are determined by reference to LIBOR. A description of how LIBOR is determined appears under “Additional Information Regarding the Notes—Determination of Indices—LIBOR” in the base prospectus.

We are offering the notes through the underwriters when and if issued. Application will be made for the notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.

We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

This document constitutes a “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

The notes are asset-backed securities issued by and are obligations of the issuing entity, which is a trust. They are not obligations of or interests in SLM Corporation, the sponsor, the administrator, the servicer, the depositor, any seller or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

All or a portion of the class B notes may be retained by the depositor or its affiliate. This term sheet also covers the resale of the class B notes from time to time by the depositor or its affiliate.

Global Joint Book-Runners

Citi	Deutsche Bank Securities	Merrill Lynch & Co.

Class A-1, Class A-5 and Class B Notes Joint Book-Runner

Wachovia Securities

Co-Managers

Barclays Capital	RBS Greenwich Capital	UBS Investment Bank

November 29, 2007

The Information in this Term Sheet

The information contained herein refers to and supplements certain of the information contained in the Free-Writing Prospectus, dated November 26, 2007 (the “initial free-writing prospectus”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the initial free-writing prospectus.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE INITIAL FREE-WRITING PROSPECTUS, THE INITIAL QUARTERLY DISTRIBUTION DATE FOR THE NOTES WILL BE JANUARY 25, 2008. ALL REFERENCES TO THE INITIAL QUARTERLY DISTRIBUTION DATE SHOULD BE READ TO REFER TO THE QUARTERLY DISTRIBUTION DATE IN JANUARY 2008 AND THE INITIAL COLLECTION PERIOD WILL END ON DECEMBER 31, 2007.

ON THE CLOSING DATE, THE TRUST WILL NOT ENTER INTO A POTENTIAL FUTURE INTEREST RATE CAP AGREEMENT AS REFERRED TO IN THE INITIAL FREE-WRITING PROSPECTUS. AS A RESULT, ON THE CLOSING DATE (1) THERE WILL BE NO POTENTIAL FUTURE CAP COUNTERPARTY; (2) THERE WILL BE NO UPFRONT PAYMENT MADE TO THE POTENTIAL FUTURE CAP COUNTERPARTY; AND (3) ANY OTHER TERMS AND CONDITIONS SET FORTH IN THE INITIAL FREE-WRITING PROSPECTUS THAT ARE APPLICABLE ONLY TO A POTENTIAL FUTURE INTEREST RATE CAP AGREEMENT AND POTENTIAL FUTURE CAP COUNTERPARTY WILL NOT APPLY. THE TRUST MAY STILL ENTER INTO POTENTIAL FUTURE INTEREST RATE CAP AGREEMENTS ON A FUTURE DATE.

ON THE CLOSING DATE, THE TRUST WILL NOT FUND A PRE-FUNDING ACCOUNT AS REFERRED TO IN THE INITIAL FREE-WRITING PROSPECTUS. AS A RESULT, ON THE CLOSING DATE (1) THE TRUST WILL NOT MAKE A DEPOSIT FROM THE NET PROCEEDS OF THE SALE OF THE NOTES INTO A PRE-FUNDING ACCOUNT; (2) THE TRUST WILL NOT PURCHASE ADDITIONAL TRUST STUDENT LOANS USING FUNDS ON DEPOSIT IN A PRE-FUNDING ACCOUNT; (3) THERE WILL NOT BE A FUNDING PERIOD; (4) THE PRE-FUNDING ACCOUNT BALANCE WILL NOT BE USED IN CALCULATING THE ADJUSTED POOL BALANCE AND THE SPECIFIED RESERVE ACCOUNT BALANCE; AND (5) ANY OTHER TERMS AND CONDITIONS SET FORTH IN THE INITIAL FREE-WRITING PROSPECTUS THAT ARE APPLICABLE ONLY TO A PRE-FUNDING ACCOUNT WILL NOT APPLY.

The Notes

The trust is offering the following classes of notes, which are debt obligations of the trust:

Class A Notes:

•	Floating Rate Class A-1 Student Loan-Backed Notes in the amount of $259,000,000;

•	Floating Rate Class A-2 Student Loan-Backed Notes in the amount of $234,000,000;

•	Floating Rate Class A-3 Student Loan-Backed Notes in the amount of $135,000,000;

•	Floating Rate Class A-4 Student Loan-Backed Notes in the amount of $430,000,000; and

•	Floating Rate Class A-5 Student Loan-Backed Notes in the amount of $452,735,000.

Class B Notes:

•	Floating Rate Class B Student Loan-Backed Notes in the amount of $46,724,000.

Closing Date. The closing date for this offering will be December 6, 2007.

Interest Rates. The spreads to LIBOR will be set at the time of pricing.

Pricing Date. On or after November 30, 2007.

Initial Accrual Period. The initial accrual period for the notes will begin on the closing date and end on January 24, 2008, the day before the first quarterly distribution date. LIBOR for the first accrual period will be determined by the following formula:

x + [ 18 / 30 * (y-x)]

where:

x = one-month LIBOR, and

y = two-month LIBOR.

Initial Quarterly Distribution Date. The initial quarterly distribution date for the notes is the January 2008 quarterly distribution date.

Initial Collection Period. The initial collection period is the period beginning on the closing date through and including December 31, 2007.

Stepdown Date. The stepdown date is the earlier to occur of: (a) the January 2014 quarterly distribution date or (b) the first date on which no class A notes remain outstanding.

Maturity Dates. Each class of notes will mature no later than the date set forth for that class in the table below:

Class	Maturity Date

Class A-1	July 27, 2015

Class A-2	April 25, 2019

Class A-3	January 25, 2021

Class A-4	January 26, 2026

Class A-5	April 27, 2043

Class B	April 27, 2043

Identification Numbers

The notes will have the following CUSIP Numbers and ISIN:

CUSIP Numbers

•	Class A-1 Notes: 78444X AA5

•	Class A-2 Notes: 78444X AB3

•	Class A-3 Notes: 78444X AC1

•	Class A-4 Notes: 78444X AD9

•	Class A-5 Notes: 78444X AE7

•	Class B Notes: 78444X AF4

International Securities Identification Numbers (ISIN)

•	Class A-1 Notes: US78444XAA54

•	Class A-2 Notes: US78444XAB38

•	Class A-3 Notes: US78444XAC11

•	Class A-4 Notes: US78444XAD93

•	Class A-5 Notes: US78444XAE76

•	Class B Notes: US78444XAF42

European Common Codes

The European Common Codes for the notes will be set forth in the prospectus supplement.

Additional Risk Factor

All or a portion of the class B notes may be retained by the depositor or its affiliate. Accordingly, the market for the class B notes may be less liquid than would otherwise be the case. In addition, if the retained class B notes are subsequently sold in the secondary market, demand and market price for any class B notes already in the market could be adversely affected.

Information About the Student Loans

Supplemental Purchase Period. The supplemental purchase period will end on December 20, 2007.

Consolidation Loan Add-On Period. The consolidation loan add-on period will end on March 31, 2008.

Capitalization of the Trust

Floating Rate Class A-1 Student Loan-Backed Notes	$259,000,000
Floating Rate Class A-2 Student Loan-Backed Notes	$234,000,000
Floating Rate Class A-3 Student Loan-Backed Notes	$135,000,000
Floating Rate Class A-4 Student Loan-Backed Notes	$430,000,000
Floating Rate Class A-5 Student Loan-Backed Notes	$452,735,000
Floating Rate Class B Student Loan-Backed Notes	$46,724,000
Equity	100

Total	$1,557,459,100

Information About the Trust

Collection Account Initial Deposit. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the collection account in cash or eligible investments equal to $7,430,000 plus the excess, if any, of the Pool Balance as of the statistical cutoff date over the Pool Balance as of the closing date to the extent such excess amount is not deposited into the supplemental purchase account.

Add-On Consolidation Loan Account. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the add-on consolidation loan account in cash or eligible investments equal to $4,500,000. Funds in the add-on consolidation loan account will be used to fund add-on consolidation loans from time to time during the consolidation loan add-on period and will not be replenished.

Reserve Account Initial Deposit. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the reserve account in cash or eligible investments equal to $3,761,741.

Specified Reserve Account Balance. The Specified Reserve Account Balance for any quarterly distribution date will be the greater of:

(a)	0.25% of the sum of (i) the Pool Balance and (ii) the amount, if any, on deposit in the add-on consolidation loan account (excluding any portion of such amount that will become part of Available Funds on such quarterly distribution date), as of the close of business on the last day of the related collection period; and

(b)	$2,257,045;

provided that in no event will that balance exceed the aggregate outstanding principal balance of the notes.

Capitalized Interest Account. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the capitalized interest account. This deposit will be in cash or eligible investments equal to $49,000,000. Amounts on deposit in the capitalized interest account will not be replenished. On and prior to the July 2010 quarterly distribution date, funds in the capitalized interest account will be available to cover shortfalls in payments of primary servicing and administration fees, interest due to the class A noteholders and, after that, shortfalls in payments of interest to class B noteholders after application of funds available in the collection account at the end of the related collection period but before application of the reserve account.

Funds on deposit in the capitalized interest account on the January 2009 quarterly distribution date in excess of $15,000,000 will be transferred to the collection account and included as a part of Available Funds on that quarterly distribution date. All funds remaining on deposit in the capitalized interest account on the July 2010 quarterly distribution date will be transferred to the collection account and included as a part of Available Funds on that quarterly distribution date. The capitalized interest account further enhances the likelihood of timely interest payments to noteholders through the July 2010 quarterly distribution date.

Compensation of the Servicer

The servicer will receive two separate fees: a primary servicing fee and a carryover servicing fee.

The primary servicing fee for any month is equal to:

•	when no Servicing Fee Deferral Trigger is in effect, 1/12 of an amount not to exceed 0.50% of the outstanding principal amount of the trust student loans; and

•	when a Servicing Fee Deferral Trigger is in effect, 1/12 of an amount not to exceed 0.20% of the outstanding principal amount of the trust student loans.

The primary servicing fee will be payable in arrears out of Available Funds and amounts on deposit in the collection account, the capitalized interest account and the reserve account on each monthly allocation date or quarterly distribution date, as applicable, beginning in January 2008. The fee paid in each month is calculated based upon the outstanding principal amount of the trust student loans as of the first day of the preceding calendar month. Primary servicing fees due and payable to the servicer will include amounts from any prior quarterly distribution dates that remain unpaid.

The carryover servicing fee will be payable to the servicer on each quarterly distribution date out of Available Funds.

The carryover servicing fee is the sum of:

•	for any month when a Servicing Fee Deferral Trigger is in effect, 1/12 of an amount not to exceed 0.30% of the outstanding principal amount of the trust student loans;

•	the amount of specified increases in the costs incurred by the servicer;

•	the amount of specified conversion, transfer and removal fees;

•	any amounts described in the first three bullets that remain unpaid from prior quarterly distribution dates; and

•	interest on any unpaid amounts.

“Servicing Fee Deferral Trigger” will be in effect if the Trust Parity Percentage is less than 99.30%. A Servicing Fee Deferral Trigger will be measured on each quarterly distribution date occurring on and after January 25, 2009 following the distribution of all required amounts on such quarterly distribution date and will be effective for the period through and including the next succeeding quarterly distribution date.

Initial Over-issuance

The Pool Balance as of the statistical cutoff date plus the initial balance of the add-on consolidation loan account is approximately 99.75% of the aggregate principal balance of the notes minus the initial balance of the capitalized interest account.

Use of Proceeds

The trust will purchase the initial trust student loans from the depositor under the initial sale agreement in exchange for the issuance of the notes and the excess distribution certificate to the depositor.

The depositor will use the net proceeds from the sale of the notes to pay to the trust the initial deposits to the collection account, the add-on consolidation loan account, the capitalized interest account, the supplemental purchase account and the reserve account.

The depositor will also use the proceeds paid to the depositor by the underwriters to pay to the sellers the respective purchase prices due to the sellers for the initial trust student loans purchased by the depositor.

Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters) are payable by the depositor. Expenses to be paid by the depositor are estimated to be $1,391,304.

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes

Exhibit I attached hereto, “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes,” shows, for each class of notes, the weighted average lives, expected maturities and percentages of the original principal amount remaining at certain quarterly distribution dates based on various assumptions.

Underwriting

The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream, Luxembourg and Euroclear, as applicable, on or about December 6, 2007 against payment in immediately available funds.

Subject to the terms and conditions in the underwriting agreement to be dated on or about the pricing date, the depositor has agreed to cause the trust to issue to the depositor, the depositor has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of notes shown opposite its name:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes
Citigroup Global Markets Inc.	$31,080,000	$54,600,000	$31,500,000
Deutsche Bank Securities Inc.	$31,080,000	$54,600,000	$31,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$31,080,000	$54,600,000	$31,500,000
Wachovia Capital Markets, LLC	$88,060,000	$0	$0
Barclays Capital Inc.	$25,900,000	$23,400,000	$13,500,000
Greenwich Capital Markets, Inc.	$25,900,000	$23,400,000	$13,500,000
UBS Securities LLC	$25,900,000	$23,400,000	$13,500,000

Total	$259,000,000	$234,000,000	$135,000,000

Underwriter	Class A-4 Notes	Class A-5 Notes	Class B Notes
Citigroup Global Markets Inc.	$100,334,000	$54,328,000	$5,606,000
Deutsche Bank Securities Inc.	$100,333,000	$54,328,000	$5,606,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$100,333,000	$54,328,000	$5,606,000
Wachovia Capital Markets, LLC	$0	$153,932,000	$15,890,000
Barclays Capital Inc.	$43,000,000	$45,273,000	$4,672,000
Greenwich Capital Markets, Inc.	$43,000,000	$45,273,000	$4,672,000
UBS Securities LLC	$43,000,000	$45,273,000	$4,672,000

Total	$430,000,000	$452,735,000	$46,724,000

The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased. The offering prices, underwriter discounts and dealer concessions and reallowances will be set forth in the prospectus supplement.

The depositor and SLM ECFC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The notes are new issues of securities with no established trading market. The seller has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with the sellers, the depositor and their respective affiliates. The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of those transactions.

One or more of the underwriters or its affiliates may retain a material percentage of any class of notes for its own account. The retained notes may be resold by such underwriter or such affiliate at any time in one or more negotiated transactions at varying prices to be determined at the time of sale.

The depositor or its affiliate may retain all or a material percentage of the class B notes for its own account. The retained notes may be resold by the depositor or its affiliate at any time in one or more negotiated transactions at varying prices to be determined at the time of sale. See “Additional Risk Factor” in this term sheet.

EXHIBIT I

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED

MATURITIES OF THE NOTES

Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models. The models used to calculate these prepayments are the constant prepayment rate (or “CPR”) model and the consolidation loan ramp (or “CLR”) model.

The CPR Model

The CPR model is based on prepayments assumed to occur at a constant percentage rate. CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that are paid during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)^1/12)

Accordingly, monthly prepayments assuming a $1,000 balance after scheduled payments would be as follows for the percentages of CPR listed below:

CPR	0%	4%	8%	12%	16%
Monthly Prepayment	$0.00	$3.40	$6.92	$10.60	$14.42

The CLR Model

The CLR model assumes that:

•	student loans will prepay at a CPR of 1/15 of 1.0% one month after origination;

•	the CPR will increase by a rate of 1/15 of 1.0% per month through the 119th month after origination; and

•	the CPR will be constant at 8% per annum in the 120th month after origination and in all subsequent months.

This assumption is called “100% CLR.” For example, at 100% CLR, student loans with a loan age of 72 months are assumed to prepay at 4.80% CPR; at 50% CLR, student loans with a loan age of 48 months are assumed to prepay at 1.60% CPR; at 200% CLR, student loans with a loan age of 96 months are assumed to prepay at 12.80% CPR; and so forth. The following table illustrates the CPR in effect for the indicated months of seasoning at various percentages of CLR.

Constant Prepayment Rate

	Number of Months Seasoning
	24	48	72	96	120
Percentage of CLR
50%	0.80%	1.60%	2.40%	3.20%	4.00%
100%	1.60%	3.20%	4.80%	6.40%	8.00%
150%	2.40%	4.80%	7.20%	9.60%	12.00%
200%	3.20%	6.40%	9.60%	12.80%	16.00%

Neither the CPR model nor the CLR model purports to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay at any constant CPR or any constant percentage of CLR, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

Additional Assumptions

For purposes of the CLR model and the CPR model, it is assumed, among other things, that:

•	the statistical cutoff date for the trust student loans is November 6, 2007;

•	the closing date will be December 6, 2007;

•

all trust student loans (as grouped within the “rep lines” described below) are in repayment status (with accrued interest having been capitalized upon entering repayment) and no trust student loan moves from repayment to any other status;

•	no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur and all borrower payments are collected in full;

•

consolidation rebate fees are paid based on the principal balance of the student loans at the beginning of the related monthly collection period and reduce the amount in the collection account that would otherwise earn investment income;

•	there are government payment delays of 60 days for interest subsidy and special allowance payments;

•	index levels for calculation of borrower and government payments are:

•	a 91-day Treasury bill rate of 3.72%; and

•	a three-month commercial paper rate of 4.70%;

•	all funds deposited into the supplemental purchase account will be transferred to the collection account on the day after the end of the supplemental purchase period;

•	distributions begin on January 25, 2008, and payments are made quarterly on the 25th day of every January, April, July and October thereafter, whether or not the 25th is a business day;

•	the interest rate for each class of outstanding notes at all times will be equal to:

•	class A-1 notes: 5.13%;

•	class A-2 notes: 5.23%;

•	class A-3 notes: 5.28%;

•	class A-4 notes: 5.37%;

•	class A-5 notes: 5.45%; and

•	class B notes: 5.90%;

•	an administration fee equal to $20,000 is paid quarterly by the trust to the administrator, beginning in January 2008;

•	a servicing fee equal to 1/12 of the then outstanding principal amount of the trust student loans times 0.50% is paid monthly by the trust to the servicer;

•	the reserve account has an initial balance equal to $3,761,741 and at all times a balance equal to the greater of (1) 0.25% of the Pool Balance and (2) $2,257,045;

•	the collection account has an initial balance equal to $0;

•	the add-on consolidation loan account has an initial balance equal to $4,500,000 and the full amount is used to purchase add-on consolidation loans on the closing date;

•

the capitalized interest account has an initial balance equal to $49,000,000, on the January 2009 quarterly distribution date, funds on deposit in the capitalized interest account in excess of $15,000,000 will be transferred to the collection account and included in Available Funds on that quarterly distribution date, and on the July 2010 quarterly distribution date, all funds remaining on deposit in the capitalized interest account will be included in Available Funds;

•

all payments are assumed to be made at the end of the month and amounts on deposit in the collection account, reserve account, add-on consolidation loan account and capitalized interest account, including reinvestment income earned in the previous month, net of servicing fees and consolidation rebate fees, are reinvested in eligible investments at the assumed reinvestment rate of 4.80% per annum through the end of the collection period, and reinvestment earnings are available for distribution from the prior collection period;

•	the average loan age is 4 months;

•	prepayments on the trust student loans are applied monthly in accordance with CLR or CPR, as the case may be, as described above;

•

an optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the Pool Balance falls below 10% of the Initial Pool Balance; and

•

the pool of trust student loans consists of 3,078 representative loans (“rep lines”), which have been created for modeling purposes from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term.

The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than indicated in the following tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

CLR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of each class of the notes at various percentages of CLR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes

at Various CLR Percentages

Weighted Average Life (years)(1)	0%	50%	100%	150%	200%
Class A-1 Notes	2.74	2.26	2.00	1.82	1.69
Class A-2 Notes	7.99	5.99	5.00	4.39	3.95
Class A-3 Notes	11.31	8.47	7.00	6.07	5.44
Class A-4 Notes	15.26	12.10	10.00	8.65	7.71
Class A-5 Notes	20.36	18.15	15.99	14.00	12.41
Class B Notes	15.78	13.88	12.57	11.55	10.75

Expected Maturity Date
Class A-1 Notes	July 2013	April 2012	July 2011	January 2011	October 2010
Class A-2 Notes	January 2018	July 2015	April 2014	April 2013	October 2012
Class A-3 Notes	April 2020	April 2017	July 2015	July 2014	October 2013
Class A-4 Notes	October 2025	October 2022	April 2020	July 2018	July 2017
Class A-5 Notes	October 2029	October 2027	January 2026	January 2024	April 2022
Class B Notes	October 2029	October 2027	January 2026	January 2024	April 2022

(1)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Quarterly Distribution Dates At Various CLR Percentages

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2008	98	98	98	98	97
January 2009	72	70	67	64	62
January 2010	58	51	44	38	31
January 2011	38	25	12	0	0
January 2012	22	1	0	0	0
January 2013	6	0	0	0	0
January 2014	0	0	0	0	0
January 2015	0	0	0	0	0
January 2016	0	0	0	0	0
January 2017	0	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0
January 2030	0	0	0	0	0

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Quarterly Distribution Dates At Various CLR Percentages

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	99	85
January 2012	100	100	79	56	35
January 2013	100	73	41	10	0
January 2014	87	42	1	0	0
January 2015	67	11	0	0	0
January 2016	45	0	0	0	0
January 2017	23	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0
January 2030	0	0	0	0	0

Class A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Quarterly Distribution Dates At Various CLR Percentages

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	100
January 2012	100	100	100	100	100
January 2013	100	100	100	100	67
January 2014	100	100	100	34	0
January 2015	100	100	31	0	0
January 2016	100	62	0	0	0
January 2017	100	4	0	0	0
January 2018	97	0	0	0	0
January 2019	53	0	0	0	0
January 2020	6	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0
January 2030	0	0	0	0	0

Class A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Quarterly Distribution Dates At Various CLR Percentages

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	100
January 2012	100	100	100	100	100
January 2013	100	100	100	100	100
January 2014	100	100	100	100	91
January 2015	100	100	100	85	62
January 2016	100	100	87	59	35
January 2017	100	100	65	35	7
January 2018	100	83	43	10	0
January 2019	100	64	23	0	0
January 2020	100	47	4	0	0
January 2021	86	30	0	0	0
January 2022	69	12	0	0	0
January 2023	52	0	0	0	0
January 2024	33	0	0	0	0
January 2025	12	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0
January 2030	0	0	0	0	0

Class A-5 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Quarterly Distribution Dates At Various CLR Percentages

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	100
January 2012	100	100	100	100	100
January 2013	100	100	100	100	100
January 2014	100	100	100	100	100
January 2015	100	100	100	100	100
January 2016	100	100	100	100	100
January 2017	100	100	100	100	100
January 2018	100	100	100	100	85
January 2019	100	100	100	90	67
January 2020	100	100	100	74	52
January 2021	100	100	88	60	41
January 2022	100	100	74	48	31
January 2023	100	96	61	38	0
January 2024	100	81	49	0	0
January 2025	100	66	39	0	0
January 2026	91	52	0	0	0
January 2027	72	40	0	0	0
January 2028	53	0	0	0	0
January 2029	39	0	0	0	0
January 2030	0	0	0	0	0

Class B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Quarterly Distribution Dates At Various CLR Percentages

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	100
January 2012	100	100	100	100	100
January 2013	100	100	100	100	100
January 2014	99	98	98	97	96
January 2015	95	92	89	86	82
January 2016	91	85	80	74	69
January 2017	87	78	70	63	69
January 2018	82	71	61	63	58
January 2019	77	64	57	55	46
January 2020	72	58	55	45	36
January 2021	67	51	47	36	28
January 2022	61	51	39	29	21
January 2023	55	46	32	23	0
January 2024	48	39	26	0	0
January 2025	48	32	21	0	0
January 2026	41	25	0	0	0
January 2027	33	19	0	0	0
January 2028	24	0	0	0	0
January 2029	18	0	0	0	0
January 2030	0	0	0	0	0

CPR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal of each class of the notes at various percentages of CPR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes

at Various CPR Percentages

Weighted Average Life (years)(1)	0%	4%	8%	12%	16%
Class A-1 Notes	2.74	1.31	0.89	0.70	0.57
Class A-2 Notes	7.99	3.83	2.47	1.82	1.44
Class A-3 Notes	11.31	6.13	3.92	2.86	2.28
Class A-4 Notes	15.26	10.23	6.91	5.04	3.93
Class A-5 Notes	20.36	17.31	13.94	10.89	8.71
Class B Notes	15.78	13.70	12.22	10.82	9.02

Expected Maturity Date
Class A-1 Notes	July 2013	July 2010	July 2009	January 2009	January 2009
Class A-2 Notes	January 2018	January 2013	April 2011	April 2010	October 2009
Class A-3 Notes	April 2020	January 2015	July 2012	April 2011	July 2010
Class A-4 Notes	October 2025	July 2021	July 2017	January 2015	July 2013
Class A-5 Notes	October 2029	April 2027	July 2024	April 2021	October 2018
Class B Notes	October 2029	April 2027	July 2024	April 2021	October 2018

(1)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Quarterly Distribution Dates At Various CPR Percentages

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2008	98	95	91	87	83
January 2009	72	46	20	0	0
January 2010	58	12	0	0	0
January 2011	38	0	0	0	0
January 2012	22	0	0	0	0
January 2013	6	0	0	0	0
January 2014	0	0	0	0	0
January 2015	0	0	0	0	0
January 2016	0	0	0	0	0
January 2017	0	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0
January 2030	0	0	0	0	0

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Quarterly Distribution Dates At Various CPR Percentages

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2008	100	100	100	100	100
January 2009	100	100	100	94	65
January 2010	100	100	64	17	0
January 2011	100	70	4	0	0
January 2012	100	34	0	0	0
January 2013	100	0	0	0	0
January 2014	87	0	0	0	0
January 2015	67	0	0	0	0
January 2016	45	0	0	0	0
January 2017	23	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0
January 2030	0	0	0	0	0

Class A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Quarterly Distribution Dates At Various CPR Percentages

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	53
January 2011	100	100	100	3	0
January 2012	100	100	22	0	0
January 2013	100	100	0	0	0
January 2014	100	42	0	0	0
January 2015	100	0	0	0	0
January 2016	100	0	0	0	0
January 2017	100	0	0	0	0
January 2018	97	0	0	0	0
January 2019	53	0	0	0	0
January 2020	6	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0
January 2030	0	0	0	0	0

Class A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Quarterly Distribution Dates At Various CPR Percentages

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	71
January 2012	100	100	100	69	37
January 2013	100	100	83	42	8
January 2014	100	100	61	18	0
January 2015	100	97	42	0	0
January 2016	100	80	24	0	0
January 2017	100	64	6	0	0
January 2018	100	49	0	0	0
January 2019	100	34	0	0	0
January 2020	100	19	0	0	0
January 2021	86	4	0	0	0
January 2022	69	0	0	0	0
January 2023	52	0	0	0	0
January 2024	33	0	0	0	0
January 2025	12	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0
January 2030	0	0	0	0	0

Class A-5 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Quarterly Distribution Dates At Various CPR Percentages

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	100
January 2012	100	100	100	100	100
January 2013	100	100	100	100	100
January 2014	100	100	100	100	86
January 2015	100	100	100	98	69
January 2016	100	100	100	82	56
January 2017	100	100	100	69	45
January 2018	100	100	92	58	35
January 2019	100	100	80	48	0
January 2020	100	100	69	39	0
January 2021	100	100	58	32	0
January 2022	100	91	49	0	0
January 2023	100	79	40	0	0
January 2024	100	66	33	0	0
January 2025	100	54	0	0	0
January 2026	91	43	0	0	0
January 2027	72	32	0	0	0
January 2028	53	0	0	0	0
January 2029	39	0	0	0	0
January 2030	0	0	0	0	0

Class B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain

Quarterly Distribution Dates At Various CPR Percentages

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	100
January 2012	100	100	100	100	100
January 2013	100	100	100	100	100
January 2014	99	98	97	100	95
January 2015	95	91	86	96	77
January 2016	91	83	78	81	62
January 2017	87	76	78	68	49
January 2018	82	69	68	56	39
January 2019	77	63	59	47	0
January 2020	72	61	51	38	0
January 2021	67	57	43	31	0
January 2022	61	50	36	0	0
January 2023	55	43	30	0	0
January 2024	48	37	24	0	0
January 2025	48	30	0	0	0
January 2026	41	24	0	0	0
January 2027	33	18	0	0	0
January 2028	24	0	0	0	0
January 2029	18	0	0	0	0
January 2030	0	0	0	0	0

CLR/CPR Equivalence Table

Listed below is a table of equivalent CPR percentages. “Equivalent CPR Percentages” are the CPRs, on the closing date, that will result in the same weighted average life of a class of notes as the corresponding percentage of CLR. For example, in the case of a note with a weighted average life of 2.0 years in the 100% CLR scenario, the single CPR that will result in the same weighted average life is approximately 1.3% CPR.

Equivalent CPR Percentages at Various CLR Assumptions(1)

CLR Percentage	0%	50%	100%	150%	200%
Class A-1 Notes	0.0%	0.7%	1.3%	1.8%	2.2%
Class A-2 Notes	0.0	1.3	2.3	3.1	3.8
Class A-3 Notes	0.0	1.8	3.1	4.1	4.9
Class A-4 Notes	0.0	2.4	4.2	5.6	6.8
Class A-5 Notes	0.0	2.9	5.6	7.9	9.9
Class B Notes	0.0	3.6	7.0	10.1	12.3

(1)	These CLR/CPR equivalents are calculated as of the closing date. These relationships will vary from the table values for any date after the closing date.

$1,557,459,000

SLM Student Loan Trust 2007-8

Issuing Entity

$259,000,000	Floating Rate Class A-1 Student Loan-Backed Notes

$234,000,000	Floating Rate Class A-2 Student Loan-Backed Notes

$135,000,000	Floating Rate Class A-3 Student Loan-Backed Notes

$430,000,000	Floating Rate Class A-4 Student Loan-Backed Notes

$452,735,000	Floating Rate Class A-5 Student Loan-Backed Notes

$ 46,724,000	Floating Rate Class B Student Loan-Backed Notes

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

Global Joint Book-Runners

Citi

Deutsche Bank Securities

Merrill Lynch & Co.

Class A-1, Class A-5 and Class B Notes Joint Book-Runner

Wachovia Securities

Co-Managers

Barclays Capital

RBS Greenwich Capital

UBS Investment Bank

November 29, 2007